INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

      This INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT is dated as of the 19th day of December 2011 between Curian Variable Series Trust, a Massachusetts business trust, (the "Trust") and Curian Capital, LLC, a Michigan limited liability company (the "Adviser").

      WHEREAS, the Trust is authorized to issue separate funds, each fund having its own investment objective or objectives, policies and limitations;

      WHEREAS, the Trust on behalf of its investment funds listed on Schedule A hereto (each, a "Fund") desires to retain Adviser to perform investment advisory services, on the terms and conditions set forth herein; and

      WHEREAS, the Adviser agrees to serve as the investment adviser and business manager for the Funds on the terms and conditions set forth herein.

      NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Trust and the Adviser agree as follows:

                                 1. APPOINTMENT
                                    -----------

      The Trust hereby appoints the Adviser to provide certain investment advisory services to the Funds for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      In the event the Trust designates one or more Funds other than the Funds with respect to which the Trust wishes to retain the Adviser to render investment advisory services hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services, it shall so notify the Trust in writing, whereupon such Funds shall become a Fund hereunder, and be subject to this Agreement.

                                    2. DUTIES
                                       ------

      The Adviser shall manage the affairs and oversee the investments of the Trust, including but not limited to, continuously providing the Trust with investment advice and business management, including investment research, advice and supervision, determining which securities shall be purchased or sold by each Fund, effecting purchases and sales of securities on behalf of each Fund (and determining how voting and other rights with respect to securities owned by each Fund shall be exercised). The management of the Funds by the Adviser shall be subject to the control of the Board of Trustees of the Trust (the "Trustees") and in accordance with the objectives, policies and principles for each Fund set forth in the Trust's Registration Statement and its current Prospectus and Statement of Additional Information, as amended from time to time, the requirements of the Investment Company Act of 1940, as amended (the "Act") and other applicable law, as well as to the factors affecting the Trust's status as a regulated investment company under the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations thereunder and the status of variable contracts under the diversification requirements set forth in Section 817(h) of the Code and the regulations thereunder. In performing such duties, the Adviser shall (i) provide such office space, bookkeeping, accounting, clerical, secretarial, and administrative services (exclusive of, and in addition to, any such service provided by any others retained by the Trust or any of its Funds) and such executive and other personnel as shall be necessary for the operations of each Fund, (ii) be responsible for the financial and accounting records required to be maintained by each Fund (including those maintained by the Trust's custodian), and (iii) oversee the performance of services provided to each Fund by others, including the custodian, transfer agent, shareholder servicing agent and sub-adviser, if any. The Trust acknowledges that the Adviser may also act as the investment adviser of other investment companies.

      With respect to any money market funds listed on Schedule A, the Adviser hereby accepts the responsibilities for making the determinations required by Rule 2a-7 under the Act and which are delegable by the Trustees pursuant to Paragraph (e) of such Rule, to the extent that the Trustees may hereinafter delegate such responsibilities to the Adviser.

      The Adviser may delegate certain of its duties under this Agreement with respect to a Fund to a sub-adviser or sub-advisers, subject to the approval of the Trustees, by entering into sub-advisory agreements (the "Sub-Advisory Agreements") with one or more sub-advisers. The Adviser is solely responsible for payment of any fees or other charges arising from such delegation and the Trust shall have no liability therefor. The Adviser shall be responsible for overseeing the performance of the sub-advisers and recommending changes in sub-advisers if appropriate. Consistent with the provisions of the Act and any applicable exemption thereto, the Trust may enter into Sub-Advisory Agreements or amend Sub-Advisory Agreements without the approval of the shareholders of the affected Fund.

                                   3. EXPENSES
                                      --------

      The Adviser shall pay all of its expenses arising from the performance of its obligations under this Agreement and shall pay any salaries, fees and expenses of the Trustees and any officers of the Trust who are employees of the Adviser. The Adviser shall not be required to pay any other expenses of the Trust pursuant to this Agreement (although the Adviser may bear certain of these expenses under one or more other agreements). The Adviser shall not be required to pay any other expenses of the Trust, including, but not limited to direct charges relating to the purchase and sale of Fund securities, interest charges, fees and expenses of independent attorneys and auditors, taxes and governmental fees, cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares, expenses of registering and qualifying shares for sale, expenses of printing and distributing reports and notices to shareholders, expenses of data processing and related services, shareholder recordkeeping and shareholder account service, expenses of printing and filing reports and other documents filed with governmental agencies, expenses of printing and distributing Prospectuses, fees and disbursements of transfer agents and custodians, expenses of disbursing dividends and distributions, fees and expenses of Trustees who are not employees of the Adviser or its affiliates, membership dues in the investment company trade association, insurance premiums and extraordinary expenses such as litigation expenses.

                                 4. COMPENSATION
                                    ------------

      As compensation for services performed and the facilities and personnel provided by the Adviser under this Agreement, the Trust will pay to the Adviser, a fee, accrued daily and payable monthly on the average daily net assets in the Funds, in accordance with Schedule B.

      Upon any termination of this Agreement on a day other than the last day of the month, the fee for the period from the beginning of the month in which termination occurs to the date of termination shall be prorated according to the proportion which such period bears to the full month.

      Nothing herein shall prohibit the Trustees from approving the payment by the Trust of additional compensation to others for consulting services, supplemental research and security, and economic analysis.

                       5. PURCHASE AND SALE OF SECURITIES
                          -------------------------------

      The Adviser shall purchase securities from or through and sell securities to or through such persons, brokers or dealers (including affiliated brokers or dealers) as the Adviser shall deem appropriate to carry out the policies with respect to Fund transactions as set forth in the Trust's Registration Statement and its current Prospectus or Statement of Additional Information, as amended from time to time, or as the Trustees may direct from time to time.

      For any Funds that are subject to Sub-Advisory Agreements, in accordance with the Sub-Advisory Agreements, each sub-adviser is responsible for decisions to buy and sell securities for each Fund, broker-dealer selection, and negotiation of brokerage commission rates. Each sub-adviser shall have the express authority to negotiate, open, continue and terminate brokerage accounts and other brokerage arrangements with respect to all portfolio transactions entered into by sub-adviser on behalf of the Funds. Each sub-adviser will provide copies of all such agreements to the Adviser. It is the sub-adviser's general policy in selecting a broker to effect a particular transaction to seek to obtain "best execution," which means prompt and efficient execution of the transaction at the best obtainable price with payment of commissions which are reasonable in relation to the value of the brokerage services provided by the broker.

      Consistent with this policy, each sub-adviser, in selecting broker-dealers and negotiating commission rates, will take all relevant factors into consideration, including, but not limited to: the best price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the applicable Fund on a continuing basis. Subject to such policies and procedures as the Board of Trustees may determine, the sub-adviser shall have discretion to effect investment transactions for each Fund through broker-dealers (including, to the extent permissible under applicable law, broker-dealer affiliates) who provide brokerage and/or research services, as such services are defined in
Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and as interpreted by the SEC, and to cause such Fund to pay any such broker-dealers an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the sub-adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular investment transaction or the sub-adviser's overall responsibilities with respect to such Fund and other accounts to which the sub-adviser exercises investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act). Allocation of orders placed by the sub-adviser on behalf of a Fund to such broker-dealers shall be in such amounts and proportions as the sub-adviser shall determine in good faith in conformity with its responsibilities under applicable laws, rules and regulations. The sub-adviser will submit reports on such allocations to the Adviser as reasonably requested by the Adviser, in such form as may be mutually agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

                              6. TERM OF AGREEMENT
                                 -----------------

This Agreement will become effective as to a Fund upon execution or, if later, the date that initial capital for such Fund is first provided to it. If approved by the affirmative vote of a majority of the outstanding voting securities (as defined by the Act) of a Fund with respect to such Fund, voting separately from any other Fund of the Trust, this Agreement shall continue in full force and effect with respect to such Fund for two years from the date thereof and thereafter from year to year, PROVIDED such continuance is approved at least annually (i) by the Trustees by vote cast in person at a meeting called for the purpose of voting on such renewal, or by the vote of a majority of the outstanding voting securities (as defined by the Act) of such Fund with respect to which renewal is to be effected, and (ii) by a majority of the Trustees who are not parties to this Agreement nor "interested persons" (as such term is defined in Section 2(a)(19) of the Act) of such parties ( the Non-Interested Trustees") by a vote cast in person at a meeting called for the purpose of voting on such renewal. Any approval of this Agreement or the renewal thereof with respect to a Fund by the vote of a majority of the outstanding voting securities of that Fund, or by the Trustees which shall include a majority of the Non-Interested Trustees, shall be effective to continue this Agreement with respect to that Fund notwithstanding (a) that this Agreement or the renewal thereof has not been so approved as to any other Fund, or (b) that this Agreement or the renewal thereof has not been so approved by the vote of a majority of the outstanding voting securities of the Trust as a whole.

                                 7. TERMINATION
                                    -----------

      This Agreement may be terminated at any time as to a Fund, without payment of any penalty, by the Trustees or by the vote of a majority of the outstanding voting securities (as defined in the Act) of such Fund on sixty (60) days' written notice to the Adviser. Similarly, the Adviser may terminate this Agreement without penalty on like notice to the Trust provided, however, that this Agreement may not be terminated by the Adviser unless another investment advisory agreement has been approved by the Trust in accordance with the Act, or after six months' written notice, whichever is earlier. This Agreement shall automatically terminate in the event of its assignment (as defined in the Act).
Section 10 herein shall survive the termination of this Agreement.

                                   8. REPORTS
                                      -------

      The Adviser shall report to the Trustees, or to any committee or officers of the Trust acting pursuant to the authority of the Trustees, at such times and in such detail as shall be reasonable and as the Trustees may deem appropriate in order to enable the Trustees to determine that the investment policies of each Fund are being observed and implemented and that the obligations of the Adviser under this Agreement are being fulfilled. Any investment program undertaken by the Adviser pursuant to this Agreement and any other activities undertaken by the Adviser on behalf of the Trust shall at all times be subject to any directives of the Trustees or any duly constituted committee or officer of the Trust acting pursuant to the authority of the Trustees.

      The Adviser shall furnish all such information as may reasonably be necessary for the Trustees to evaluate the terms of this Agreement.

                                   9. RECORDS
                                      -------

      The Adviser will maintain such records and ledgers as are required to be maintained by an investment adviser to a registered investment company under Rule 31a-2 of the Act for each Fund and will preserve such records in the form and for the period prescribed such Rule. The Adviser and Trust agree and understand that other records required to be maintained by the Trust under such Rule will be maintained by the Administrator to the Trust pursuant to a separate agreement.

      The Adviser and the Trust agree that all accounts, books and other records maintained and preserved by each as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, or any governmental agency or other instrumentality having regulatory authority over the Trust. It is expressly understood and agreed that the books and records maintained by the Adviser on behalf of each Fund shall, at all times, remain the property of the Trust.

                        10. LIABILITY AND INDEMNIFICATION
                            -----------------------------

      Adviser, its officers, directors, employees, agents or affiliates will not be subject to any liability to Trust or its trustees, officers, employees, agents or affiliates for any error of judgment or mistake of law or for any loss suffered by the Trust, any shareholder of the Trust, either in connection with the performance of Adviser's duties under this Agreement or its failure to perform due to events beyond the reasonable control of the Adviser or its agents, except for a loss resulting from Adviser's willful misfeasance, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

                                11. MISCELLANEOUS
                                    -------------

      Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon either of the parties, to do anything in violation of any applicable laws or regulations.

      A copy of the Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees as Trustees, and is not binding upon any of the Trustees, officers, or shareholders of the Trust individually but binding only upon the assets and property of the Trust. With respect to any claim by the Adviser for recovery of that portion of the investment management fee (or any other liability of the Trust arising hereunder) allocated to a particular Fund, whether in accordance with the express terms hereof or otherwise, the Adviser shall have recourse solely against the assets of that Fund to satisfy such claim and shall have no recourse against the assets of any other Fund for such purpose.

      Each Fund hereby agrees that if the Adviser shall at any time for any reason cease to serve as Adviser to a Fund, such Fund shall, if and when requested by the Adviser, thereafter refrain from using the name "Curian
Capital, LLC" or the name "Curian" in connection with its business or activities, and the foregoing agreement of each Fund shall survive any termination of this Agreement and any extension or renewal thereof.

      IN WITNESS WHEREOF, the Trust and the Adviser have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

CURIAN VARIABLE SERIES TRUST        CURIAN CAPITAL, LLC

By:    /s/ Kelly L. Crosser         By:    /s/ Michael A. Bell
    ---------------------------         ----------------------------------------
Name:  Kelly L. Crosser             Name:  Michael A. Bell
       ------------------------            -------------------------------------
Title: Assistant Secretary          Title: President and Chief Executive Officer
       ------------------------            -------------------------------------

                                   SCHEDULE A
                                DECEMBER 19, 2011
                                     (Funds)

                     Curian Guidance - Maximize Income Fund
                     Curian Guidance - Balanced Income Fund
                      Curian Guidance - Rising Income Fund
                     Curian Guidance - Moderate Growth Fund
                      Curian Guidance - Maximum Growth Fund
                 Curian Guidance - Tactical Moderate Growth Fund
                 Curian Guidance - Tactical Maximum Growth Fund
                   Curian Guidance - Institutional Alt 65 Fund
                  Curian Guidance - Institutional Alt 100 Fund
                        Curian Tactical Advantage 35 Fund
                        Curian Tactical Advantage 60 Fund
                        Curian Tactical Advantage 75 Fund
                Curian Dynamic Risk Advantage - Diversified Fund
                 Curian Dynamic Risk Advantage - Aggressive Fund
                   Curian Dynamic Risk Advantage - Income Fund
                      Curian/American Funds(R) Growth Fund
                           Curian/AQR Risk Parity Fund
                   Curian/Epoch Global Shareholder Yield Fund
                    Curian/FAMCO Flex Core Covered Call Fund
                Curian/Franklin Templeton Natural Resources Fund
                  Curian/Invesco Balanced-Risk Commodities Fund
                   Curian/Nicholas Convertible Arbitrage Fund
                            Curian/PIMCO Income Fund
                     Curian/PineBridge Merger Arbitrage Fund
                  Curian/The Boston Company Equity Income Fund
        Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund

                                   SCHEDULE B
                                DECEMBER 19, 2011
                                 (Compensation)

FUND                                                               ASSETS                ADVISORY FEE
----                                                               ----------------   ------------------
                                                                                      (Annual Rate Based
                                                                                        on Average Net
                                                                                        Assets of each
                                                                                             Fund)
Curian Guidance - Maximize Income Fund                             All Assets                .20%
Curian Guidance - Balanced Income Fund                             All Assets                .20%
Curian Guidance - Rising Income Fund                               All Assets                .20%
Curian Guidance - Moderate Growth Fund                             All Assets                .20%
Curian Guidance - Maximum Growth Fund                              All Assets                .20%
Curian Guidance - Tactical Moderate Growth Fund                    All Assets                .20%
Curian Guidance - Tactical Maximum Growth Fund                     All Assets                .20%
Curian Guidance - Institutional Alt 65 Fund                        All Assets                .20%
Curian Guidance - Institutional Alt 100 Fund                       All Assets                .20%
Curian Tactical Advantage 35 Fund                                  $0 to $1 billion          .75%
                                                                   Over $1 billion           .70%
Curian Tactical Advantage 60 Fund                                  $0 to $1 billion          .75%
                                                                   Over $1 billion           .70%
Curian Tactical Advantage 75 Fund                                  $0 to $1 billion          .75%
                                                                   Over $1 billion           .70%
Curian Dynamic Risk Advantage - Diversified Fund                   $0 to $1 billion          .95%
                                                                   Over $1 billion           .90%
Curian Dynamic Risk Advantage - Aggressive Fund                    $0 to $1 billion          .95%
                                                                   Over $1 billion           .90%
Curian Dynamic Risk Advantage - Income Fund                        $0 to $1 billion          .95%
                                                                   Over $1 billion           .90%
Curian/American Funds(R) Growth Fund                               $0 to $1 billion          .85%
                                                                   Over $1 billion           .80%
Curian/AQR Risk Parity Fund                                        $0 to $1 billion          .85%
                                                                   Over $1 billion           .80%
Curian/Epoch Global Shareholder Yield Fund                         $0 to $1 billion          .70%
                                                                   Over $1 billion           .65%
Curian/FAMCO Covered Call Fund                                     $0 to $1 billion          .60%
                                                                   Over $1 billion           .55%
Curian/Franklin Templeton Natural Resources Fund                   $0 to $1 billion          .80%
                                                                   Over $1 billion           .75%
Curian/Invesco Balanced-Risk Commodities Fund                      $0 to $1 billion          .75%
                                                                   Over $1 billion           .70%
Curian/Nicholas Convertible Arbitrage Fund                         $0 to $1 billion          .85%
                                                                   Over $1 billion           .80%
Curian/PIMCO Credit Income Fund                                    $0 to $1 billion          .50%
                                                                   Over $1 billion           .45%
Curian/PineBridge Merger Arbitrage Fund                            $0 to $1 billion          .85%
                                                                   Over $1 billion           .80%

FUND                                                               ASSETS                ADVISORY FEE
----                                                               ----------------   ------------------
                                                                                      (Annual Rate Based
                                                                                        on Average Net
                                                                                        Assets of each
                                                                                             Fund)
Curian/The Boston Company Equity Income Fund                       $0 to $1 billion          .55%
                                                                   Over $1 billion           .50%
Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund   $0 to $1 billion          .90%
                                                                   Over $1 billion           .85%

                                       B-2